UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2021

Osprey Technology Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39113	83-1833760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1845 Walnut Street, Suite 1111 Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(212) 920-1345

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFTW	New York Stock Exchange
Warrants, each to purchase one share of Class A common stock	SFTW.WS	New York Stock Exchange
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	SFTW.U	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Reference is made to that certain Agreement and Plan of Merger, dated as of February 17, 2021 (the “Merger Agreement”), by and among Osprey Technology Acquisition Corp., a Delaware corporation (the “Company”), Osprey Technology Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and BlackSky Holdings, Inc., a Delaware corporation (“BlackSky”), pursuant to which Merger Sub will merge with and into BlackSky, with BlackSky being the surviving company and wholly-owned subsidiary of the Company (the “Merger”). The Merger is subject to the Company and BlackSky stockholder approval and other customary closing conditions, which we currently expect to be satisfied sometime during the 3rd quarter of this year. As used herein, “New BlackSky Parent” refers to the Company after giving effect to the Merger.

On August 18, 2021, BlackSky announced the addition of three members to its executive team: Mr. Johan Broekhuysen, chief financial officer; Mr. Henry Dubois, chief development officer; and Ms. Chris Lin, general counsel. Mr. Broekhuysen will assume the role of Chief Financial Officer following the completion of BlackSky’s merger with Osprey Technology Acquisition Corp. BlackSky’s current CFO, Brian Daum, will remain with BlackSky as a senior advisor for a transitional period. A copy of BlackSky’s press release announcing these changes is attached hereto as Exhibit 99.1.

Brian O’Toole (CEO) Confirmatory Employment Letter

On August 18, 2021, BlackSky entered into a confirmatory employment letter with Mr. Brian O’Toole, effective as of August 18, 2021, to set forth the terms and conditions of Mr. O’Toole’s continued employment as the president and chief executive officer of BlackSky. This employment letter replaces and supersedes the Executive Employment Agreement, dated as of January 3, 2019, between Mr. O’Toole and BlackSky (f/k/a Spaceflight Industries, Inc.).

Pursuant to his employment letter, Mr. O’Toole will serve as president and chief executive officer of BlackSky, and as a member of the board of directors of BlackSky (the “Board”). Mr. O’Toole received an annual base salary of $465,000 (which is an increase from his prior annual base salary of $375,000), and his annual base salary will be subject to review and increase (but not decrease) by the Board or the compensation committee of the Board. Mr. O’Toole will continue to be eligible for an annual bonus in respect of calendar year 2021 based on the previously established performance objectives, with a target bonus amount of (i) for the period from January 1, 2021 through the day before the effective date of the employment letter, 50% of his base salary for such period, and (ii) for the period from the effective date of the employment letter through December 31, 2021, 100% of his base salary for such period. Beginning in calendar year 2022, Mr. O’Toole’s target annual bonus will be not less than 100% of his annual base salary.

Following the Merger, the outstanding equity awards held by Mr. O’Toole will continue to vest in accordance with their terms. Beginning in calendar year 2022, Mr. O’Toole will be eligible to receive annual equity awards under the Company’s equity incentive plans as in effect from time to time. It is anticipated that his annual equity awards will consist of (i) an annual grant of restricted stock units (“RSUs”) having a value of $937,500 (based on the New BlackSky Parent share price on the date of grant), which will generally vest with respect to 25% of the RSUs on the first anniversary of the vesting commencement date and, with respect to the remaining RSUs, in equal quarterly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date), and (ii) an option to purchase a number of New BlackSky Parent shares equal to twice the number of shares subject to the RSU award for the applicable year, which will generally vest with respect to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and, with respect to the remaining shares subject to the option, in equal monthly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date). However, the actual annual equity awards granted to O’Toole (if any) and the terms of such equity awards will be in the sole discretion of the equity incentive plan’s administrator.

In addition, Mr. O’Toole will receive a lump sum payment of $520,000 within 30 days following the closing of the Merger if he remains employed through the closing, and he is entitled to reimbursement for up to $10,000 in attorneys’ fees incurred in connection with the negotiation, preparation, and execution of the employment letter. Mr. O’Toole will participate in the Executive Severance Plan, as described further below, as a Tier 1 participant.

This description of Mr. O’Toole’s employment letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the employment letter attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Johan Broekhuysen (CFO) Executive Offer Letter

On August 18, 2021, BlackSky entered into an executive offer letter with Mr. Johan Broekhuysen, effective August 18, 2021, to set forth the terms and conditions of Mr. Broekhuysen’s employment with BlackSky as a Senior Advisor initially and then subsequent succession to the role of chief financial officer of BlackSky, to occur two business days following the filing of the required disclosure statement on Form 8-K related to the consummation of the Merger. Mr. Broekhuysen will receive an annual base salary of $385,000 and is eligible to participate in the Company’s annual incentive bonus program, with an annual bonus target of not less than 100% of his annual base salary (with his annual bonus target for the Company’s 2021 fiscal year prorated based on his employment start date and assuming that his employment start date occurs before October 1, 2021).

Following the Merger, Mr. Broekhuysen will be eligible to receive an initial equity award under the Company’s equity incentive plan in respect of calendar year 2021, consisting of (i) an award of RSUs having a value of $3,500,000 (based on the New BlackSky Parent share price on the date of grant), which will generally vest with respect to 25% of the RSUs on the first anniversary of Mr. Broekhuysen’s employment start date and, with respect to the remaining RSUs, in equal quarterly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date), and (ii) an option to purchase a number of New BlackSky Parent shares equal to twice the number of shares subject to the RSU award in respect of calendar year 2021, which will generally vest with respect to 25% of the shares subject to the option on the first anniversary of Mr. Broekhuysen’s employment start date and, with respect to the remaining shares subject to the option, in equal monthly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date). Beginning in calendar year 2022, Mr. Broekhuysen will be eligible to receive annual equity awards under the Company’s equity incentive plans as in effect from time to time. It is anticipated that his annual equity awards will consist of (i) an annual award of RSUs having a value of $1,750,000 (based on the New BlackSky Parent share price on the date of grant), and (ii) an option to purchase a number of New BlackSky Parent shares equal to twice the number of shares subject to the RSU award for the applicable year. However, the actual annual equity awards granted to Mr. Broekhuysen (if any) and the terms of such equity awards will be in the sole discretion of the equity incentive plan’s administrator.

Mr. Broekhuysen will participate in the Executive Severance Plan, as described further below, as a Tier 2 participant.

This description of Mr. Broekhuysen’s offer letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the offer letter attached hereto as Exhibit 10.2, which is incorporated by reference herein.

Henry Dubois (Chief Development Officer) Executive Offer Letter

On August 18, 2021, BlackSky entered into an executive offer letter with Mr. Henry Dubois, effective August 18, 2021, to serve as the Company’s chief development officer. Mr. Dubois will receive an annual base salary of $400,000 and is eligible to participate in the Company’s annual incentive bonus program, with an annual bonus target of not less than 75% of his annual base salary (with his annual bonus target for the Company’s 2021 fiscal year prorated based on his employment start date, which is considered to be August 17, 2021 for purposes of the offer letter). Upon beginning employment, the consulting agreement between Mr. Dubois and the BlackSky will terminate (provided, however, the Mr. Dubois will remain eligible to receive a $250,000 financing transaction incentive fee upon the consummation of the Merger in accordance with the consulting agreement), and his outstanding equity awards will continue to vest in accordance with their terms.

Following the Merger, Mr. Dubois will be eligible to receive an initial equity award under the Company’s equity incentive plan in respect of calendar year 2021, consisting of (i) an award of RSUs having a value of $1,750,000 (based on the New BlackSky Parent share price on the date of grant), which will generally vest with respect to 25% of the RSUs on the first anniversary of Mr. Dubois’s employment start date and, with respect to the remaining RSUs, in equal quarterly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date), and (ii) an option to purchase a number of New BlackSky Parent shares equal to twice the number of shares subject to the RSU award in respect of calendar year 2021, which will generally vest with respect to 25% of the shares subject to the option on the first anniversary of Mr. Dubois’s employment start date and, with respect to the remaining shares subject to the option, in equal monthly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date).

Beginning in calendar year 2022, Mr. Dubois will be eligible to receive annual equity awards under the Company’s equity incentive plans as in effect from time to time. It is anticipated that his annual equity awards will consist of (i) an annual award of RSUs having a value of $875,000 (based on the New BlackSky Parent share price on the date of grant), and (ii) an option to purchase a number of New BlackSky Parent shares equal to twice the number of shares subject to the RSU award for the applicable year. However, the actual annual equity awards granted to Mr. Dubois (if any) and the terms of such equity awards will be in the sole discretion of the equity incentive plan’s administrator.

Mr. Dubois will participate in the Executive Severance Plan, as described further below, as a Tier 2 participant. In addition, Mr. Dubois’s RSU awards outstanding prior to the Merger will accelerate their vesting upon a termination without cause independent of a change in control (notwithstanding the Executive Severance Plan to the contrary).

This description of Mr. Dubois’s offer letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the offer letter attached hereto as Exhibit 10.3, which is incorporated by reference herein.

Chris Lin (GC) Executive Offer Letter

On August 18, 2021, BlackSky entered into an executive offer letter with Ms. Chris Lin, effective August 18, 2021, to serve as the Company’s general counsel beginning on or about August 23, 2021. Ms. Lin will receive an annual base salary of $375,000 and is eligible to participate in the Company’s annual incentive bonus program, with an annual bonus target of not less than 50% of her annual base salary (with her annual bonus target for the Company’s 2021 fiscal year prorated based on her employment start date and assuming that her employment start date occurs before October 1, 2021).

Following the Merger, Ms. Lin will be eligible to receive an initial equity award under the Company’s equity incentive plan in respect of calendar year 2021, consisting of (i) an award of RSUs having a value of $1,500,000 (based on the New BlackSky Parent share price on the date of grant), which will generally vest with respect to 25% of the RSUs on the first anniversary of Ms. Lin’s employment start date and, with respect to the remaining RSUs, in equal quarterly installments thereafter over the following thee-year period (in each case subject to continued service through the applicable vesting date), and (ii) an option to purchase a number of New BlackSky Parent shares equal to twice the number of shares subject to the RSU award in respect of calendar year 2021, which will generally vest with respect to 25% of the shares subject to the option on the first anniversary of Ms. Lin’s employment start date and, with respect to the remaining shares subject to the option, in equal monthly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date).

Beginning in calendar year 2022, Ms. Lin will be eligible to receive annual equity awards under the Company’s equity incentive plans as in effect from time to time. It is anticipated that her annual equity awards will consist of (i) an annual award of RSUs having a value of $750,000 (based on the New BlackSky Parent share price on the date of grant), and (ii) an option to purchase a number of New BlackSky Parent shares equal to twice the number of shares subject to the RSU award for the applicable year. However, the actual annual equity awards granted to Ms. Lin (if any) and the terms of such equity awards will be in the sole discretion of the equity incentive plan’s administrator.

Ms. Lin will participate in the Executive Severance Plan, as described further below, as a Tier 2 participant.

This description of Ms. Lin’s offer letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the offer letter attached hereto as Exhibit 10.4, which is incorporated by reference herein.

Brian Daum Transition and Consulting Agreement

On August 18, 2021, BlackSky entered into a transition and consulting agreement with Mr. Brian Daum, its current chief financial officer and chief operating officer, effective as of such date. Pursuant to the transition and consulting agreement (which supersedes the Executive Employment Agreement, dated February 18, 2019, between Mr. Daum and BlackSky’s predecessor, Spaceflight Industries, Inc.), (i) two business days following the filing of the required disclosure statement on Form 8-K related to the consummation of the Merger (the “Transition Date”), Mr. Daum will resign from his positions with BlackSky and will continue employment with BlackSky as a Senior Advisor from such Transition Date through November 30, 2021 (the “Separation Date,” and such period, the “Transition Period”), and (ii) as of the Separation Date, Mr. Daum will separate from employment with BlackSky and provide services as a consultant for a period through the 180th day after the consummation of the Merger, to support the transition of responsibilities to the successor chief financial officer (the “Consulting Period”).

During the Transition Period, Mr. Daum will receive a monthly base salary of $22,916.66 and will remain eligible to participate in Company welfare benefit plans in accordance with their terms, but will no longer be eligible to participate in any Company bonus plans. Upon the expiration of the Transition Period (contingent on Mr. Daum’s execution of a release of claims in favor of the Company), Mr. Daum will receive (i) an amount equal to $137,500, to be paid over 6 months, (ii) a lump sum cash payment equal to $137,500 (reflecting his target bonus at 50% of his base salary), to be prorated based on number of days worked in year of termination, (iii) a merger bonus of $500,000, to be paid within 30 days of the completion of the Merger, and (iv) reimbursement for COBRA premiums for up to six months.

During the Consulting Period, Mr. Daum will receive a consulting fee of $2000 per month for up to 5 hours of services, plus $400 an hour for each additional hour worked, up to a maximum of 20 additional hours per month, and will no longer be eligible to participate in any Company benefit plans. During both the Transition Period and the Consulting Period, Mr. Daum’s outstanding equity awards will continue to vest in accordance with their terms (including that his completion of services upon the expiration of Consulting Period will be treated as a termination without cause). In addition, if Mr. Daum’s service is terminated by the Company due to his death or disability, his equity awards will accelerate vesting in full. The transition and consulting agreement also provides for Mr. Daum’s release of claims in favor of the Company and mutual non-disparagement obligations between the Company and Mr. Daum.

To the extent any payments would constitute “parachute payments” under Section 280G of the Code and would be subject to the excise tax under Section 4999 of the Code, Mr. Daum is entitled to receive either the full amount of such payments, or an amount reduced to the extent necessary to avoid imposition of the excise tax, determined on a “best net after-tax” basis to Mr. Daum. In the event that the Merger would constitute a change in control of the Company under Section 280G of the Code, and Mr. Daum has received or is reasonably expected to receive any “parachute payments” under Section 280G of the Code, the Company and Mr. Daum agree that such payments will be submitted to the Company’s stockholders for approval.

This description of Mr. Daum’s transition and consulting agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.5, which is incorporated by reference herein.

BlackSky Technology Inc. Executive Change in Control and Severance Plan

BlackSky adopted the BlackSky Technology Inc. Executive Change in Control and Severance Plan (the “Executive Severance Plan”), effective August 16, 2021, to provide enhanced severance benefits for a select group of management or highly compensated employees (within the meaning of ERISA) who are designated by the plan administrator as participants and who have executed a participant agreement. Participants may be designated to receive different levels of benefits under the Executive Severance Plan as a Tier 1, 2 or 3 participant, as determined by the plan administrator and set forth in their applicable Participation Agreements. Mr. Brian O’Toole has been designated as a Tier 1 participant, and each of Mr. Johan Broekhuysen, Mr. Henry Dubois and Ms. Chris Lin has been designated as Tier 2 participant under the Executive Severance Plan.

Upon a participant’s “involuntary termination” (generally defined as a termination of employment (x) by the Company without Cause (as defined in the Executive Severance Plan) and other than due to the participant’s death or disability, or (y) by the participant in a Good Reason Termination (as defined in the Executive Severance Plan)), and such involuntary termination is not within a “change in control period” (as defined below), the participant shall receive: (i) a lump sum payment equal to 150% (for a Tier 1 participant), 100% (for a Tier 2 participant), or 50% (for a Tier 3 participant) of his or her base salary, (ii) prorated target bonus for year of termination (and any prior year bonus to the extent earned but not yet paid), and (iii) payment of COBRA premiums (or cash in lieu) for a period of up to 18 months (for a Tier 1 participant), 12 months (for a Tier 2 participant) or 6 months (for a Tier 3 participant).

Upon a participant’s involuntary termination during the period beginning 3 months prior to a change in control (as defined in the Executive Severance Plan, and which does not include the Merger) and ending 18 months after the change in control (the “change in control period”), the participant shall receive: (i) a lump sum payment ranging equal to 200% (for a Tier 1 participant), 150% (for a Tier 2 participant), or 100% (for a Tier 3 participant) of base salary, (ii) prorated target bonus for year of termination (and any prior year bonus to the extent earned but not yet paid), (iii) payment of COBRA premiums (or cash in lieu) for a period of up to 24 months (for a Tier 1 participant), 18 months (for a Tier 2 participant), or 12 months (for a Tier 3 participant), and (iv) full vesting of time-based equity awards.

All payments under the Executive Severance Plan are contingent on the participant’s execution of a separation agreement and release of claims in favor of the Company. In the event any payments would constitute “parachute payments” under Section 280G of the Code and would be subject to the excise tax under Section 4999 of the Code, the participant is entitled to receive either the full amount of such payments, or am amount reduced to the extent necessary to avoid imposition of the excise tax, determined on a “best net after-tax” basis to the participant.

This description of the Executive Severance Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the plan attached hereto as Exhibit 10.6, which is incorporated by reference herein.

Additional Information and Where to Find It

This document relates to the proposed transactions between the Company and BlackSky. In connection with the business combination, on May 13, 2021, the Company filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), as amended on June 25, 2021, July 14, 2021, and August 2, 2021, which includes a document that serves as a prospectus and proxy statement of the Company, referred to as a proxy statement/prospectus. In connection with the proposed business combination, on August 11, 2021, the Company filed with the SEC a definitive proxy statement/prospectus. The Company commenced mailing the definitive proxy statement/prospectus to its stockholders on August 11, 2021. A proxy statement/prospectus will be sent to all stockholders of the Company. The Company also will file other documents regarding the proposed transactions with the SEC. Before making any voting or investment decision, investors and security holders of the Company are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transactions as they become available because they will contain important information about the proposed transactions.

Investors and security holders may obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

The documents filed by the Company with the SEC also may be obtained free of charge at the Company’s website at https://www.osprey-technology.com/ or from the Company upon written request to 1845 Walnut Street, Suite 1111, Philadelphia, Pennsylvania 19103.

Participants in Solicitation

The Company and BlackSky and their directors and executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the previously announced proposed transactions with BlackSky. The Company’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, which was filed with the SEC on May 12, 2021, and in the Company’s registration statement on Form S-4, which was filed by the Company with the SEC in connection with the business combination on May 13, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s shareholders in connection with the proposed business combination is set forth in the proxy statement/prospectus on Form S-4 for the proposed business combination, which was filed by the Company with the SEC on May 13, 2021, as amended on June 25, 2021, July 14, 2021, and August 2, 2021, in connection with the business combination.

A list of the names of such directors and executive officers and information regarding their interests in the transactions are or will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements Legend

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s registration on Form S-1 (File No. 333-234180), the registration statement on Form S-4 discussed above and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company and BlackSky assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither the Company nor BlackSky gives any assurance that either BlackSky or the Company, or the combined company, will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Confirmatory Offer Letter, dated August 18, 2021, by and between BlackSky Holdings, Inc. and Brian O’Toole

10.2	Executive Offer Letter, dated August 18, 2021, by and between BlackSky Holdings, Inc. and Johan Broekhuysen

10.3	Executive Offer Letter, dated August 18, 2021, by and between BlackSky Holdings, Inc. and Henry Dubois

10.4	Executive Offer Letter, dated August 18, 2021, by and between BlackSky Holdings, Inc. and Chris Lin

10.5	Transition and Consulting Agreement, dated August 18, 2021, by and between BlackSky Holdings, Inc, and Brian Daum

10.6	BlackSky Technology Inc. Executive Change in Control and Severance Plan, adopted August 16, 2021, and form of participation agreement attached as appendix A.

99.1	Press Release, dated August 18, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Osprey Technology Acquisition Corp.

Date: August 18, 2021

	By:	/s/ Jeffrey Brotman
	Name:	Jeffrey Brotman
	Title:	Chief Financial Officer, Chief Legal Officer and Secretary